Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Jurisdiction
Advance Petroleum, Inc.	Florida
AHT Services, LLC	Nevada
Air Petro Corp.	California
Atlantic Fuel Services, S.R.L.	Costa Rica
AVCARD Services (BVI), Ltd.	British Virgin Islands
AVCARD Services Limited	United Kingdom
AVCARD Services (ME) Limited	United Arab Emirates
Baseops International, Inc.	Texas
Casa Petro, S.R.L.	Costa Rica
Falmouth Oil Services Limited	United Kingdom
Falmouth Petroleum Limited	United Kingdom
Gib Oil (UK) Ltd.	United Kingdom
Henty Oil (Ireland) Limited	Ireland
Henty Oil Limited	United Kingdom
Henty Shipping Services Limited	United Kingdom
HG Equipment, LLC	Florida
IRC Oil Technics, Inc.	Delaware
Kropp Holdings, Inc.	Maryland
Marine Energy Arabia Co. (L.L.C.)	United Arab Emirates
Norse Bunkers AS	Norway
Oil Shipping (Bunkering) B.V.	The Netherlands
Page Avjet Fuel Co., L.L.C.	Delaware
Petroleum Transport Solutions, LLC	Minnesota
PetroServicios de Costa Rica, S.R.L.	Costa Rica
PetroServicios de Mexico S.A. de C.V.	Mexico
Resource Recovery of America, Inc.	Florida
Servicios Auxiliares de Mexico S.A. de C.V.	Mexico
Servicios WFSE Ecuador C.L.	Ecuador
Tamlyn Shipping Limited	United Kingdom
Tank and Marine Engineering Limited	United Kingdom
The Hiller Group Incorporated	Florida
Tobras Distribuidora de Combustiveis Ltda.	Brazil
Tramp Group Limited	United Kingdom
Tramp Holdings Limited	United Kingdom
Tramp Oil (Brasil) Limitada	Brazil
Tramp Oil Germany GmbH & Co KG	Germany
Tramp Oil Schiffahrts-und Handelsgesellschaft GmbH	Germany
Tramp Oil & Marine (Argentina) S.A.	Argentina
Tramp Oil & Marine (Chile) S.A.	Chile
Tramp Oil & Marine Limited	United Kingdom
Tramp Oil & Marine (Romania) SRL	Romania
Trans-Tec International S.R.L.	Costa Rica
Trans-Tec Services (UK) Limited	United Kingdom
Versant Logix, Inc.	Florida

Entity Name	Jurisdiction
Western Aviation Products LLC	Minnesota
Western Petroleum Company	Minnesota
WFS Agencia de Naves S.A.	Chile
WFS Danish Holding Company I ApS	Denmark
WFS Shared Services (UK) Limited	United Kingdom
WFS UK Holding Company II Limited	United Kingdom
WFS UK Holding Partnership LP	United Kingdom
WFS US Holding Company I LLC	Delaware
World Fuel Capital Limited	United Kingdom
World Fuel Cayman Holding Company I	Cayman Islands
World Fuel Cayman Holding Company II	Cayman Islands
World Fuel Cayman Holding Company III	Cayman Islands
World Fuel Cayman Holding Company IV	Cayman Islands
World Fuel Cayman Holding Company V	Cayman Islands
World Fuel International S.R.L.	Costa Rica
World Fuel Services Argentina S.A.	Argentina
World Fuel Services (Costa Rica) Limitada	Costa Rica
World Fuel Services (Denmark) ApS	Denmark
World Fuel Services (Gibraltar) Limited	Gibraltar
World Fuel Services (Japan) Co., Ltd.	Japan
World Fuel Services (Netherlands) I, L.P.	Florida
World Fuel Services (Netherlands) II, L.P.	Florida
World Fuel Services (Panama) LLC	Panama
World Fuel Services (Singapore) Pte Ltd	Singapore
World Fuel Services Aviation Limited	United Kingdom
World Fuel Services Canada, Inc.	Delaware
World Fuel Services Chile, S.A.	Chile
World Fuel Services CIS Limited Liability Company	Russia
World Fuel Services Company, Inc.	Florida
World Fuel Services Corporate Aviation Support Services, Inc.	Delaware
World Fuel Services Europe, Ltd.	United Kingdom
World Fuel Services European Holding Company I, Ltd.	United Kingdom
World Fuel Services Finance Company S.a.r.L.	Luxembourg
World Fuel Services International (Panama) LLC	Panama
World Fuel Services Trading DMCC	United Arab Emirates
World Fuel Services, Inc.	Texas
World Fuel Singapore Holding Company I Pte Ltd	Singapore
World Fuel Singapore Holding Company II Pte Ltd	Singapore